SUB-ITEM 77I
                      TERMS OF NEW OR AMENDED SECURITIES

         The Institutional and A Share classes Dover Responsibility Fund
(the "Fund") (the "Fund") commenced operations on or about May 5, 2005 and
June 6, 2005, respectively. The Fund's Prospectus contained in Part A of Post-Effective amendment No. 169 to the Registrant's Registration Statement on Form N-1A is incorporated by reference as filed via EDGAR on April 28, 2005 (accession number 0001275125-05-000215) and the Fund's Statement of Additional Information contained in Part B of Post-Effective amendment No. 183 to the Registrant's Registration Statement on Form N-1A is incorporated by reference as filed via EDGAR on October 3, 2005 (accession number 0001275125-05-000503).

         The Registrant's 18f-3 Plan for Institutional, A and C Share Shares of the Fund was filed as exhibit (n)(7) to Post-Effective amendment No. 171 to the Trust's Registration Statement and is incorporated by reference as filed via EDGAR on May 6,2005 (accession number 0001275125-05-000241).